Exhibit 99.1

Contacts: Ana Cano (Media) ana.cano@eurorscg.com 212.367.6920	Paul Krieg (Investors/Analysts) kriegpa@dnb.com 973.921.5158

D&B Announces First Quarter 2009 Results; Reconfirms

Guidance

•        Diluted EPS Before Non-Core Gains and Charges Up 17%; GAAP Diluted EPS Up 82% Primarily due to Tax Benefits

•        Core and Total Revenue Up 1% Before the Effect of Foreign Exchange; Down 2% After the Effect of Foreign Exchange

Short Hills, NJ – April 29, 2009 ( D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the first quarter ended March 31, 2009.

First Quarter 2009 Results

Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2009, were $1.33, up 17 percent from $1.14 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended March 31, 2009, were $1.93, up from $1.06 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the first quarter of 2009 was $407.4 million, up 1 percent from the prior year similar period before the effect of foreign exchange (down 2 percent after the effect of foreign exchange).

Core and total revenue results for the first quarter of 2009 reflect the following by solution set:

•     Risk Management Solutions revenue of $274.3 million, up 4 percent before the effect of foreign exchange (flat after the effect of foreign exchange);

•     Sales & Marketing Solutions revenue of $102.8 million, down 5 percent before the effect of foreign exchange (down 6 percent after the effect of foreign exchange); and

•     Internet Solutions revenue of $30.3 million, flat before the effect of foreign exchange (down 1 percent after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the first quarter of 2009 was $116.0 million, up 5 percent from the prior year similar period. On a GAAP basis, operating income was $114.7 million, up 14 percent from the prior year similar period. During the first quarter of 2009, the Company also incurred transition costs of $4.4 million compared with $3.2 million incurred in the prior year similar period.

Net income before non-core gains and charges for the first quarter of 2009 was $71.9 million, up 10 percent from the prior year similar period. On a GAAP basis, net income for the quarter was $104.2 million, up 70 percent from the prior year similar period, primarily due to a lower provision for income taxes due to benefits derived from worldwide legal entity simplification.

See attached Schedule 3 for additional detail.

Free cash flow for the first quarter of 2009, excluding the impact of legacy tax matters, was $107.7 million, compared with $106.8 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first quarter of 2009 was $122.9 million, compared with $126.5 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the first quarter of 2009 under the Company’s discretionary repurchase program totaled $15.0 million, while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $27.1 million.

The Company ended the quarter with $179.9 million of cash and cash equivalents.

First Quarter 2009 Segment Results

As part of our Financial Flexibility initiatives and as outlined in the Company’s Annual Report on Form 10-K, for the year ending December 31, 2008, which was filed with the SEC on February 24, 2009, D&B began reporting the results of its business in Canada as part of its North America Segment in the first quarter of 2009. From to 2005 to 2008, the Canadian results were reported as part of the International segment. The Company will now report results under the following two segments: North America and International.

All references to 2008 financial results in this release have been adjusted to reflect this change.

See attached Schedule 7 for 2008 revenue and operating income results of the North America and International segments adjusted to reflect this change.

North America

Core and total revenue for the first quarter of 2009 was $321.2 million, down 3 percent from the prior year similar period both before and after the effect of foreign exchange. The inclusion of Canada in the North America segment had no impact on the growth rate for the quarter.

North America core and total revenue results for the first quarter of 2009 reflect the following:

•     Risk Management Solutions revenue of $207.4 million, flat before the effect of foreign exchange (down 1 percent after the effect of foreign exchange);

•     Sales & Marketing Solutions revenue of $84.2 million, down 10 percent both before and after the effect of foreign exchange; and

•     Internet Solutions revenue of $29.6 million, up 1 percent both before and after the effect of foreign exchange.

Operating income for the first quarter of 2009 was $123.2 million, flat from the prior year similar period. The result was primarily due to reengineering savings in the North America segment, offset by lower revenue.

International

Core and total revenue for the first quarter of 2009 was $86.2 million, up 19 percent from the prior year similar period before the effect of foreign exchange (up 5 percent after the effect of foreign exchange).

International core and total revenue results for the first quarter of 2009 reflect the following:

•     Risk Management Solutions revenue of $66.9 million, up 18 percent before the effect of foreign exchange (up 3 percent after the effect of foreign exchange);

•     Sales & Marketing Solutions revenue of $18.6 million, up 26 percent before the effect of foreign exchange (up 18 percent after the effect of foreign exchange); and

•     Internet Solutions revenue of $0.7 million, down 26 percent before the effect of foreign exchange (down 42 percent after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the first quarter of 2009 was $11.6 million, up 35 percent from the prior year similar period. The increase was primarily due to revenue growth in the International segment and the benefit of reengineering savings, partially offset by the negative impact of foreign exchange.

Non-Core Gains and Charges

During the first quarter of 2009 and 2008, the Company recorded:

•     A net pre-tax, non-core charge of $1.1 million in the first quarter of 2009 and a net pre-tax, non-core charge of $10.0 million in the first quarter of 2008;

•     A net after-tax, non-core gain of $32.3 million in the first quarter of 2009 and a net after-tax, non-core charge of $5.2 million in the first quarter of 2008.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2009 Guidance

D&B today reconfirmed the following financial guidance for the full year 2009:

•     Core revenue growth of 2 percent to 5 percent, before the effect of foreign exchange;

•     Operating income growth of 5 percent to 8 percent, before non-core gains and charges;

•     Diluted EPS growth of 9 percent to 12 percent, before non-core gains and charges; and

•     Free cash flow of $360 million to $375 million, excluding the impact of legacy tax matters.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, filed February 24, 2009 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

First Quarter 2009 Teleconference

As previously announced, D&B will review its first quarter 2009 financial results in a conference call with the investment community on Thursday, April 30, 2009, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

**************

About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 167 years. D&B’s global commercial database contains more than 140 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2009 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•   D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•   Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•   D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•   D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•   D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•   As a result of the credit market crisis and other macro-economic challenges currently affecting the global economy, our customers or vendors may experience cash flow problems. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may adversely affect our earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business and operating results.

•   D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•   D&B’s ability to introduce new solutions or services in a seamless way and without disruption to existing solutions such as DNBi.

•   D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•   The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•   D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force, in regions throughout the world.

•   The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•   D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•   D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•   D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•   D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended March 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2009	2008	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$321.2	$332.7	(3)%	0%	(3)%
International	86.2	82.0	5%	(14)%	19%

Core and Total Revenue	$407.4	$414.7	(2)%	(3)%	1%

Operating Income (Loss):
North America	$123.2	$123.0	0%
International	11.6	8.6	35%

Total Divisions	134.8	131.6	2%
Corporate and Other (1)	(20.1)	(31.3)	36%

Operating Income	114.7	100.3	14%

Interest Income	1.1	2.4	(56)%
Interest Expense	(11.4)	(9.4)	(20)%
Other Income (Expense) - Net (2)	1.3	0.3	N/M

Non-Operating Income (Expense) - Net	(9.0)	(6.7)	(33)%

Income before Provision for Income Taxes	105.7	93.6	13%
Provision for Income Taxes	1.6	33.8	95%
Equity in Net Income (Loss) of Affiliates	0.3	0.2	49%

Income From Continuing Operations	104.4	60.0	74%

Discontinued Operations:

Income from Discontinued Operations, Net of Income Taxes	—	0.7	N/M

Gain on Disposal of Italian Real Estate business, No Income Tax Impact	—	0.4	N/M

Income from Discontinued Operations, Net of Income Taxes	—	1.1	N/M

Net Income	$104.4	$61.1	71%

Net (Income) Loss Attributable to the Noncontrolling Interest	(0.2)	0.1	N/M

Net Income Attributable to D&B (3)	$104.2	$61.2	70%

Basic Earnings Per Share of Common Stock:
Income from Continuing Operations Attributable to D&B Common Shareholders	$1.95	$1.06	84%
Income from Discontinued Operations Attributable to D&B Common Shareholders	—	0.02	N/M

Net Income Attributable to D&B Common Shareholders	$1.95	$1.08	81%

Diluted Earnings Per Share of Common Stock:
Income from Continuing Operations Attributable to D&B Common Shareholders	$1.93	$1.05	84%
Income from Discontinued Operations Attributable to D&B Common Shareholders	—	0.01	N/M

Net Income Attributable to D&B Common Shareholders (4)	$1.93	$1.06	82%

Weighted Average Number of Shares Outstanding:
Basic	53.0	56.0	5%

Diluted	53.7	57.1	6%

Amounts Attributable to D&B Common Shareholders:
Income from Continuing Operations, Net of Income Taxes	$104.2	$60.1	73%
Income from Discontinued Operations, Net of Income Taxes	—	1.1	N/M

Net Income	$104.2	$61.2	70%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges

	Quarter Ended March 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2009	2008	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$321.2	$332.7	(3)%	0%	(3)%
International	86.2	82.0	5%	(14)%	19%

Core and Total Revenue	$407.4	$414.7	(2)%	(3)%	1%

Operating Income (Loss):
North America	$123.2	$123.0	0%
International	11.6	8.6	35%

Total Divisions	134.8	131.6	2%
Corporate and Other (1)	(18.8)	(20.9)	10%

Operating Income	116.0	110.7	5%

Interest Income	1.1	2.4	(56)%
Interest Expense	(11.4)	(9.4)	(20)%
Other Income (Expense) - Net (2)	1.1	(0.1)	N/M

Non-Operating Income (Expense) - Net	(9.2)	(7.1)	(30)%

Income before Provision for Income Taxes	106.8	103.6	3%
Provision for Income Taxes	35.0	38.6	9%
Equity in Net Income (Loss) of Affiliates	0.3	0.2	49%

Net Income	$72.1	$65.2	11%

Net (Income) Loss Attributable to the Noncontrolling Interest	(0.2)	0.1	N/M

Net Income Attributable to D&B (3)	$71.9	$65.3	10%

Basic Earnings Per Share of Common Stock	$1.35	$1.16	16%

Diluted Earnings Per Share of Common Stock (4)	$1.33	$1.14	17%

Weighted Average Number of Shares Outstanding:
Basic	53.0	56.0	5%

Diluted	53.7	57.1	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change
Amounts in millions	2009	2008	Fav/(Unfav)
Corporate and Other - GAAP Results (Schedule 1)	$(20.1)	$(31.3)	36%

Restructuring Charges	(1.3)	(10.4)	87%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(18.8)	$(20.9)	10%

(2)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change
Amounts in millions	2009	2008	Fav/(Unfav)
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$1.3	$0.3	N/M
Effect of Legacy Tax Matters	0.2	0.4	50%

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$1.1	$(0.1)	N/M

(3)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change
Amounts in millions	2009	2008	Fav/(Unfav)
Net Income - GAAP Results (Schedule 1)	$104.2	$61.2	70%

Restructuring Charges	(0.9)	(6.5)	86%
Interest on IRS Deposit	—	1.3	N/M
Benefits Derived From Worldwide Legal Entity Simplification	33.2	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	0.7	N/M
Gain on Disposal of Italian Real Estate business	—	0.4	N/M

Net Income - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$71.9	$65.3	11%

(4)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,		% Change
	2009	2008	Fav/(Unfav)
Diluted EPS - GAAP Results (Schedule 1)	$1.93	$1.06	82%

Restructuring Charges	(0.02)	(0.11)	82%
Interest on IRS Deposit	—	0.02	N/M
Benefits Derived From Worldwide Legal Entity Simplification	0.62	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	0.01	N/M

Diluted EPS - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$1.33	$1.14	17%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	For 2008, our non-GAAP measures reflect results on a “Continuing Operations” basis.
*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended March 31,		AFX % Change	Effects of Foreign Exchange	BFX % Change
Amounts in millions	2009	2008	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	207.4	209.2	(1)%	(1)%	0%
Sales & Marketing Solutions	84.2	94.0	(10)%	0%	(10)%
Internet Solutions	29.6	29.5	1%	0%	1%

Core and Total North America	321.2	332.7	(3)%	0%	(3)%

International:
Risk Management Solutions	66.9	65.1	3%	(15)%	18%
Sales & Marketing Solutions	18.6	15.7	18%	(8)%	26%
Internet Solutions	0.7	1.2	(42)%	(16)%	(26)%

Core and Total International	86.2	82.0	5%	(14)%	19%

Total Corporation:
Risk Management Solutions	274.3	274.3	0%	(4)%	4%
Sales & Marketing Solutions	102.8	109.7	(6)%	(1)%	(5)%
Internet Solutions	30.3	30.7	(1)%	(1)%	0%

Core and Total Revenue	$407.4	$414.7	(2)%	(3)%	1%

Operating Costs:
Operating Expenses	$116.9	$123.8	6%
Selling and Administrative Expenses	158.8	166.8	5%
Depreciation and Amortization	15.7	13.4	(17)%
Restructuring Expense	1.3	10.4	87%

Total Operating Costs	$292.7	$314.4	7%

Capital Expenditures	$1.8	$2.3	22%

Additions to Computer Software & Other Intangibles	$13.4	$15.1	11%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
Net Debt Position:
Cash and Cash Equivalents	$179.9	$164.2	$230.6	$245.5	$215.7
Short-Term Debt	(0.6)	—	—	—	—
Long-Term Debt	(900.0)	(904.3)	(864.6)	(825.6)	(790.0)

Net Debt	$(720.7)	$(740.1)	$(634.0)	$(580.1)	$(574.3)

	Year-to-Date
Amounts in millions	Mar 31, 2009	Mar 31, 2008	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$122.9	$126.5	(3)%
Less:
Capital Expenditures (GAAP Results)	1.8	2.3	22%
Additions to Computer Software & Other Intangibles (GAAP Results)	13.4	15.1	11%

Free Cash Flow	107.7	109.1	(1)%
Legacy Tax Matters (Refund) Payment	—	(2.3)	N/M

Free Cash Flow Excluding Legacy Tax Matters	$107.7	$106.8	1%

	Year-to-Date
Amounts in millions	Mar 31, 2009	Mar 31, 2008	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$122.9	$126.5	(3)%
Legacy Tax Matters (Refund) Payment	—	(2.3)	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$122.9	$124.2	(1)%

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5

GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended March 31, 2009 vs. 2008
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Total
				2009 % Product Line/Total		2008 % Product Line/Total
Revenue:
North America:
Risk Management Solutions:
Traditional	2%	(1)%	3%	74%	48%	72%	45%
VAPs	(11)%	(1)%	(10)%	20%	13%	22%	14%
Supply Management Solutions	8%	0%	8%	6%	4%	6%	4%
Total Risk Management Solutions	(1)%	(1)%	(0)%		65%		63%
Sales & Marketing Solutions:
Traditional	(20)%	(1)%	(19)%	37%	9%	41%	11%
VAPs	(4)%	0%	(4)%	63%	17%	59%	17%
Total Sales & Marketing Solutions	(10)%	0%	(10)%		26%		28%
Internet Solutions	1%	0%	1%		9%		9%
Core and Total North America Revenue	(3)%	0%	(3)%

International:
Risk Management Solutions:
Traditional	6%	(14)%	20%	85%	66%	83%	66%
VAPs	(11)%	(16)%	5%	14%	11%	16%	13%
Supply Management Solutions	(15)%	(17)%	2%	1%	1%	1%	1%
Total Risk Management Solutions	3%	(15)%	18%		78%		80%
Sales & Marketing Solutions:
Traditional	2%	(10)%	12%	48%	10%	56%	11%
VAPs	39%	(3)%	42%	52%	11%	44%	8%
Total Sales & Marketing Solutions	18%	(8)%	26%		21%		19%
Internet Solutions	(42)%	(16)%	(26)%		1%		1%

Core and Total International Revenue	5%	(14)%	19%

Total Corporation:
Risk Management Solutions:
Traditional	3%	(4)%	7%	77%	52%	75%	49%
VAPs	(11)%	(3)%	(8)%	19%	13%	21%	14%
Supply Management Solutions	6%	(1)%	7%	4%	3%	4%	3%
Total Risk Management Solutions	0%	(4)%	4%		68%		66%
Sales & Marketing Solutions:
Traditional	(16)%	(2)%	(14)%	39%	10%	43%	12%
VAPs	1%	0%	1%	61%	15%	57%	15%
Total Sales & Marketing Solutions	(6)%	(1)%	(5)%		25%		27%
Internet Solutions	(1)%	(1)%	0%		7%		7%

Core and Total Revenue	(2)%	(3)%	1%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

Supplemental Revenue Data (unaudited)

		Quarter Ended
% of Product Line		Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
North America Risk Management Solutions
Subscription [1]		58%	53%	52%	49%	45%
Non-Subscription [1]		42%	47%	48%	51%	55%

North America Risk Management Solutions
DNBi [2]		51%	45%	43%	38%	33%
Non-DNBi [2]		49%	55%	57%	62%	67%

	Year-to-Date March 31, 2009		Year-to-Date March 31, 2008		Full Year December 31, 2008
% of Core and Total International Revenue	Amounts in millions	% of Core and Total	Amounts in millions	% of Core and Total	Amounts in millions	% of Core and Total
International:
Europe and Other International Markets (excluding Asia)	$56.8	66%	$64.2	78%	$278.4	77%
Asia	29.4	34%	17.8	22%	83.7	23%

Core and Total Revenue	$86.2		$82.0		$362.1

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

-	Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

-	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

-	DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis
-	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 7

Effect of Segment Change - Canada from International to North America (unaudited)

Amounts in Millions

	2008
	Q1	Q2	Q3	Q4	Full Year
U.S. Core and Total Revenue as Reported in 2008	$321.2	$319.3	$311.0	$369.6	$1,321.1
Add Canada	11.5	11.4	10.0	10.2	43.1

North America Core and Total Revenue	$332.7	$330.7	$321.0	$379.8	$1,364.2

	2008
	Q1	Q2	Q3	Q4	Full Year
International Core Revenue and Total Revenue as Reported in 2008	$93.5	$108.4	$98.2	$105.1	$405.2
Less Canada	11.5	11.4	10.0	10.2	43.1

International Core and Total Revenue	$82.0	$97.0	$88.2	$94.9	$362.1

	2008
	Q1	Q2	Q3	Q4	Full Year
U.S. Operating Income as Reported in 2008	$118.4	$105.3	$109.6	$163.2	$496.5
Add Canada	4.6	4.4	3.5	4.3	16.8

North America Operating Income	$123.0	$109.7	$113.1	$167.5	$513.3

	2008
	Q1	Q2	Q3	Q4	Full Year
International Operating Income as Reported in 2008	$13.2	$25.5	$19.2	$29.8	$87.7
Less Canada	4.6	4.4	3.5	4.3	16.8

International Operating Income	$8.6	$21.1	$15.7	$25.5	$70.9

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.